MICHAEL L. McCARTHY, P.C
Attorney and Counselor at Law

MICHAEL L. McCARTHY *

444 NEW YORK AVENUE
HUNTINGTON, NEW YORK 11743
PHONE: (631) 351-4000
FAX: (631) 351-4024
www.mlmpc.com

March 16, 2021

<u>Via First Class Mail,</u>
<u>Via Certified Return Receipt and</u>
<u>Via Email Only (hstein@certilmanbalin.com)</u>
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor
East Meadow, NY 11554
Attention: Howard M. Stein, Esq.

Re: BSL St. James LLC from GSD FLOWERFIELD LLC
Premises: Vacant Land, Saint James, New York
SCTM No.: 0800-040.00-02.00-013.003, 014.000 and 015.000
File No.: 8716

Dear Howie:

In furtherance of our telephone conference yesterday, March 15, 2021, and supplementing my email communication to you of even date, this letter serves to confirm that the Purchaser, BSL St. James, LLC, has made an election to terminate the above-referenced Purchase and Sale Agreement. This election is made pursuant to section 3.1(c) of the Agreement, as extended by the Ninth Amendment.

This election is made in large measure, as the scope and dynamic of the transaction, as related in our weekly telephone conferences, has changed so dramatically. My client believes it to be in the best interest of all parties involved to terminate the existing agreement, with a view towards continuing conversations for a future and perhaps more expanded agreement. The past year has brought many challenges for all of us, and on many levels. The Seller has been most patient and gracious during this continued dialogue. We are hopeful that we will craft an arrangement that will allow the parties to move forward in the direction we have been speaking of most recently.

In the meantime, I would be appreciative if you could kindly acknowledge receipt and acceptance of this election to terminate, and otherwise arrange for the refund of my client's contract deposit in the amount of $250,000.00. In that respect, please arrange to have your clients to check in that amount, made payable to BSL St. James, LLC, delivered to my attention.

If you have any questions, comments or concerns please do not hesitate to contact me. Thank you for your kind and professional attention to this matter.

Very truly yours,

Michael L. McCarthy

MLM/mr
Enclosure
Cc: GSD Flowerfield LLC
BSL ST. JAMES LLC
Kenneth Littlefield
Eric Gardner

\\MLM-LAW-FS1\Data\MLM PC Files\Benchmark Senior Living\Vacant Land; Flowerfield, St. James (8716)\from GSD Gyrodyne LLC\Correspondence\Ltr. H.Stein Termination 03-16-2021.docx